[See Funds Enumerated on Exhibit A]

                            RULE 10F-3 PROCEDURES

          The Board of the above-referenced investment company (the "Fund")

has determined that it is in the Fund's best interests for the Fund to be permitted to purchase securities from underwriting or selling syndicates in which a principal underwriter of the securities is an officer, director,

member of an advisory board, investment adviser and/or sub-investment adviser (each, an "Adviser"), or employee of the Fund, or is a person of which any such officer, director, member of an advisory board, Adviser, or employee is an affiliated person.  (Any such person is referred to herein as an "Affiliated Underwriter.")  To provide each Adviser with guidelines to ensure that such purchases comply with the provisions of Rule 10f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), the Fund's

Board has approved the following procedures:

(a)  Definitions.

     (1)  The term Domestic Issuer means any issuer other than a foreign government, a national of any foreign country, or a corporation or other organization incorporated or organized under the laws of any foreign country.

      (2) The term Eligible Foreign Offering means a public offering of securities, conducted under the laws of a country other than the United States,

that meets the following conditions:

                  (i) The offering is subject to regulation by a "foreign

            financial regulatory authority," as defined in Section 2(a)(50) of the 1940 Act, in such country;

                  (ii) The securities are offered at a fixed price to all

            purchasers in the offering (except for any rights to purchase securities that are required by law to be granted to existing security holders of the issuer);

                  (iii) Financial statements, prepared and audited in accordance with standards required or permitted by the appropriate foreign financial regulatory authority in such country, for the two years prior to the offering, are made available to the public and prospective purchasers in connection with the offering; and

(iv) If the issuer is a Domestic Issuer, it meets the following conditions:

                  (A) It has a class of securities registered pursuant to

            Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as

            amended (the "1934 Act"), or is required to file reports pursuant to

            Section 15(d) of the 1934 Act; and

                  (B) It has filed all the material required to be filed

            pursuant to Section 13(a) or 15(d) of the 1934 Act or for a period of at least twelve months immediately preceding the sale of the securities (or for such shorter period that the issuer was required to file such material).

      (3) The term Eligible Municipal Securities means "municipal securities,"

as defined in Section 3(a)(29) of the 1934 Act, that have received an investment grade rating from at least one NRSRO; provided, that if the issuer of the municipal securities, or the entity supplying the revenues or other payments from which the issue is to be paid, has been in continuous operation for less than three years, including the operation of any predecessors, the securities shall have received one of the three highest ratings from an NRSRO.

      (4) The term Eligible Rule 144A Offering means an offering of securities that meets the following conditions:

                  (i) The securities are offered or sold in transactions exempt from registration under Section 4(2) of the Securities Act of 1933,

            as amended (the "1933 Act"), Rule 144A thereunder, or Rules 501 to

            508 thereunder;

                  (ii) The securities are sold to persons that the seller and any person acting on behalf of the seller reasonably believe to include qualified institutional buyers, as defined in Rule

            144A(a)(1) under the 1933 Act; and

                  (iii) The seller and any person acting on behalf of the seller reasonably believe that the securities are eligible for resale to other qualified institutional buyers pursuant to Rule 144A under the

            1933 Act.

     (5)  The term Government Securities means any security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the government of the United States pursuant to authority granted by the

Congress of the United States, or any certificate of deposit for any of the foregoing.

     (6)  The term NRSRO has the same meaning as that set forth in Rule 2a-

7(a)(14) under the 1940 Act.

(b)  Conditions.  On each occasion that the Fund considers purchasing securities from an underwriting or selling syndicate, the matter will be referred to the President of the relevant Adviser or another officer designated by such Adviser (the "Designated Officer") who shall determine whether an Affiliated Underwriter is involved in the underwriting or selling syndicate.  If the Designated Officer determines that an Affiliated

Underwriter is a manager or member of the underwriting or selling syndicate,

the Designated Officer shall determine that the following conditions are met:

     (1)  Type of Security.  The securities to be purchased are:

                  (i) Part of an issue registered under the 1933 Act that is being offered to the public;

                  (ii) Government Securities;

                  (iii) Eligible Municipal Securities;

                  (iv) Securities sold in an Eligible Foreign Offering; or

                  (v) Securities sold in an Eligible Rule 144A Offering.

     (2)  Timing and Price.

                  (i) The securities are purchased prior to the end of the first day on which any sales are made, at a price that is not more than the price paid by each other purchaser of securities in that offering or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase that are required by law to be granted to existing security holders of the issuer); and

                  (ii) If the securities are offered for subscription upon

            exercise of rights, the securities are purchased on or before the fourth day preceding the day on which the rights offering

            terminates.

     (3)  Reasonable Reliance.  For purposes of determining compliance with paragraphs (b)(1)(v) and (b)(2)(i) of these Procedures, the Designated

Officer may reasonably rely upon written statements made by the issuer or a syndicate manager, or by an underwriter or seller of the securities through which the Fund purchases the securities.

      (4) Continuous Operation. If the securities to be purchased are part of an issue registered under the 1933 Act that is being offered to the public, are

Government Securities, or are purchased pursuant to an Eligible Foreign

Offering or an Eligible Rule 144A Offering, the issuer of the securities shall have been in continuous operation for not less than three years,

including the operations of any predecessors.

      (5) Firm Commitment Underwriting. The securities are offered pursuant to an underwriting or similar agreement under which the underwriters are committed to purchase all of the securities being offered, except those purchased by others pursuant to a rights offering, if the underwriters purchase any of the securities.

     (6)  Reasonable Commission.  The commission, spread or profit received or to be received by the principal underwriters of the securities is reasonable and fair compared to the commission, spread or profit received by other such persons in connection with the underwriting of similar securities being sold during a comparable period of time.  The Fund's Board believes that it would not be in the Fund's best interests to set a particular commission, spread or profit as the maximum amount which the Designated Officer may determine to be reasonable and fair because such determination must be based upon the facts and circumstances of each particular transaction, including market conditions and anticipated market acceptability, the type, rating, yield,

offering price and degree of subordination of the securities to be purchased and the size of the underwriting.  These and other relevant factors should be considered in light of any determination of the fairness and reasonableness of the terms of the underwriting made by the National

Association of Securities Dealers, Inc.

     (7)  Percentage Limit.  The amount of securities of any class of such issue to be purchased by the Fund, or by any other investment company having the same investment adviser as the Fund, shall not exceed:

      (i) If purchased in an offering other than an Eligible Rule 144A Offering,

          25% of the principal amount of the offering of such class; or

     (ii) If purchased in an Eligible Rule 144A Offering, 25% of the total of:

                  (A) The principal amount of the offering of such class sold by underwriters or members of the selling syndicate to qualified institutional buyers, as defined in Rule 144A(a)(1) under the 1933

            Act, plus

                  (B) The principal amount of the offering of such class in any concurrent public offering.

     (8)  Prohibition of Certain Affiliate Transactions.  No purchase of securities under these Procedures shall be made directly or indirectly from an Affiliated Underwriter.  A purchase from a syndicate manager shall not be deemed to be a purchase from an Affiliated Underwriter if:

      (i)  Such Affiliated Underwriter does not benefit directly or indirectly from the transaction; or

      (ii) In respect to the purchase of Eligible Municipal Securities, such purchase is not designated as a group sale or otherwise allocated to the Affiliated Underwriter's account.

(c)  Periodic Reporting.  All transactions effected pursuant to these

Procedures shall be reported on the Fund's Form N-SAR filed with the

Securities and Exchange Commission.  The Fund shall maintain a written record of each such transaction, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and the information or materials which the Board considered in reviewing the transactions shall be attached thereto.

(d)  Board Review.  All purchases of securities by the Fund from an underwriting syndicate of which an Affiliated Underwriter is a manager or member will be conducted in accordance with these Procedures and reviewed by the Fund's Board, including a majority of the "non-interested" Board members, no less frequently than quarterly to determine that purchases during the preceding quarter were consistent with the above-stated

procedures.

(e)  Maintenance of Records.  The Fund will maintain and preserve written records in accordance with the provisions of Rule 10f-3(b)(11), which records will contain a copy of these Procedures, as they may be modified from time to time, and a description of each transaction involving a purchase of securities from an underwriting syndicate of which an Affiliated

Underwriter is a manager or member, setting forth from whom the securities were acquired, the identity of the underwriting syndicate's members, the terms of the transaction, and the information or materials which the Fund's

Board considered in reviewing the transactions.


Dated:  July 17, 2002
                                  EXHIBIT A


                       Dreyfus Appreciation Fund, Inc.
               Dreyfus Premier California Municipal Bond Fund
                          Dreyfus Premier GNMA Fund
                     Dreyfus Premier Municipal Bond Fund
                Dreyfus Premier New York Municipal Bond Fund
                  Dreyfus Premier State Municipal Bond Fund
                 Dreyfus Premier Worldwide Growth Fund, Inc.
                General California Municipal Bond Fund, Inc.
               General California Municipal Money Market Fund
           General Government Securities Money Market Funds, Inc.
                       General Money Market Fund, Inc.
                      General Municipal Bond Fund, Inc.
                 General Municipal Money Market Funds, Inc.
                 General New York Municipal Bond Fund, Inc.
                General New York Municipal Money Market Fund